                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ALLERGAN, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                                    [LOGO]

               2525 DUPONT DRIVE, IRVINE, CA 92715 (714) 752-4500

                                                                  March 23, 1995

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders to be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 25, 1995 at 10:00 A.M. We hope you will be present to hear management's report to stockholders.

     The attached notice of meeting and proxy statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card. We will then send you an admission card, which you should present upon entering the meeting.

     Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

        GAVIN S. HERBERT                           WILLIAM C. SHEPHERD
     ---------------------                -------------------------------------
        Gavin S. Herbert                           William C. Shepherd
     Chairman of the Board                President and Chief Executive Officer

                                    [LOGO]

                       2525 DUPONT DRIVE, IRVINE, CA 92715

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1995

TO OUR STOCKHOLDERS:

     The annual meeting of stockholders of Allergan, Inc., a Delaware corporation, will be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 25, 1995 at 10:00 A.M. for the following purposes:

     1. To elect four Class III directors to serve for three-year terms ending in 1998 and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 6, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and, consequently, only stockholders of record at the close of business on March 6, 1995 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. Even though a stockholder may now plan to attend the meeting, he or she is urged to complete, sign and date the enclosed proxy card and to mail it promptly in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors


                                                 FRANCIS R. TUNNEY, JR.
                                          ----------------------------------
                                                 Francis R. Tunney, Jr.
                                                       Secretary

March 23, 1995

                                    [LOGO]

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 25, 1995

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Allergan, Inc. ("Allergan" or the "Company"), 2525 Dupont Drive, Irvine, California 92715 for use at the Annual Meeting of the Company's stockholders to be held on April 25, 1995, and at any adjournment thereof, pursuant to the accompanying Notice of annual meeting. This proxy statement and the accompanying proxy card are being mailed to all stockholders on or about March 23, 1995.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile or in person. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of Allergan stock.

       GENERAL INFORMATION REGARDING VOTING, CONFIDENTIALITY AND PROXIES

     The persons named in the accompanying proxy will vote FOR the election of the nominees for directors, unless otherwise directed in the proxy. The proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation to the independent vote tabulators. As to any other business which may properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment, although the Company does not presently know of any other business.

     Holders of record of the Company's common stock at the close of business on March 6, 1995 are entitled to vote at the meeting. On that date Allergan had 63,935,883 shares of common stock outstanding. Each stockholder has one vote per share on all business to be voted upon at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as if they were "no" votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances: (1) to allow the independent election inspectors to certify the results of the vote; (2) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (3) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (4) where a stockholder expressly requests disclosure or has made a written comment on a proxy card; (5) where contacting stockholders by the Company is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to the Company by the independent election inspectors; (6) aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the meeting of stockholders at which they are relevant; and (7) in the event of any solicitation of proxies or written consents with respect to any of the securities of the Company by a person other than the Company of which solicitation the Company has actual notice.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     The Company's Restated Certificate of Incorporation provides for three classes of directors, each class consisting, as nearly as may be possible, of one third of the whole number of the Board of Directors. At each annual meeting the directors elected by stockholders to succeed directors whose terms are expiring are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors elects directors to fill vacancies on the Board, as they occur, as well as newly created directorships. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election by the stockholders of the class to which such director is elected. The Board of Directors currently consists of 13 directors and currently four each serve as Class I and Class III directors and five serve as Class II directors.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION AS DIRECTORS OF THE FOUR NOMINEES NAMED BELOW, ALL OF WHOM ARE, AT PRESENT, CLASS III DIRECTORS OF THE COMPANY.

     Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

                             NOMINEES FOR DIRECTORS

CLASS III -- TERM EXPIRES 1998:

     HANDEL E. EVANS, 60, has been Executive Chairman of Walsh International Inc., an international supplier of market information and communication services to the pharmaceutical industry, since 1986 and Chairman of the Board of its affiliate, Pharmaceutical Marketing Services Inc., a supplier of specialized marketing products and services to pharmaceutical companies in the United States, Europe and Japan, since 1991. He was elected to the Board in 1989 and is a member of the Board's Audit, and Organization and Compensation Committees.

     GAVIN S. HERBERT, 62, has been Chairman of the Company since 1977 and was also Chief Executive Officer from 1977 to 1991. Prior thereto, Mr. Herbert had been President and Chief Executive Officer of the Company since 1961. He was Executive Vice President of SmithKline Beckman Corporation from 1986 to 1989 and President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to 1989. He is also a director of Beckman Instruments, Inc. Mr. Herbert is a trustee of the University of Southern California and is also a member of the Board of Directors of Research to Prevent Blindness and of the California Health Care Institute. Mr. Herbert co-founded the Company in 1950 and retired as an employee in 1994. He has been a director of the Company since 1950 and is a member of the Board's Finance Committee.

     LESLIE G. MCCRAW, 60, is Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and diversified services company. Mr. McCraw was Vice Chairman of the Board and Chief Executive Officer of Fluor from 1990 to 1991. He was President and Chief Executive Officer of Fluor Daniel, Inc. from 1988 and was President and Chief Executive Officer of Daniel International Corporation from 1984. In 1975, Mr. McCraw joined Daniel, which became a wholly-owned subsidiary of Fluor in 1977. He is also a director of Multimedia, Inc. and serves on the Boards of Directors of the Orange County Performing Arts Center, Junior Achievement and the President's Export Council. Mr. McCraw has been a director of the Company since 1990 and is a member of the Board's Audit, and Organization and Compensation Committees.

     HENRY WENDT, 61, has been Executive Chairman of Finisterre Fund, a private equity fund working exclusively in the health care products industry since September 1994 and is the owner and President of Quivira Winery. He was Chairman of the Board of SmithKline Beecham p.l.c., a pharmaceutical company, and its subsidiary, SmithKline Beecham Corporation from 1989 until his retirement in 1994. He was Chief Executive Officer of SmithKline Beckman Corporation from 1987 to 1989 and was President and Chief Executive Officer from 1982 to 1987. Mr. Wendt is also a director of Beckman Instruments, Inc., Atlantic Richfield Co. and Aviall, Inc. He is the author of "Global Embrace," published in 1993. Mr. Wendt has been a director of the Company since 1989 and is Chairman of the Board's Finance Committee and a member of the Nominating Committee.

                         DIRECTORS CONTINUING IN OFFICE

CLASS I -- TERM EXPIRES 1996:

     HOWARD E. (TED) GREENE, JR., 52, has been Chairman and Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biotech company involved in research and development of medicines for treating diabetes, since 1987. He was a General Partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies, from 1986 until 1993, and was Chief Executive Officer of Hybritech Incorporated, a biotech company that is now a division of Eli Lily & Company, from 1979 until 1986. From 1974 until 1979, Mr. Greene was an executive with Baxter Healthcare, and from 1967 until 1974 he was a consultant with McKinsey & Company. Mr. Greene is Chairman of the Board of Cytel Corporation and is also a director of Pyxis Corporation, Neurex Corporation and the International Biotechnology Trust. Mr. Greene was elected to the Board in 1990 and is a member of the Board's Finance Committee.

     RICHARD M. HAUGEN, 42, has been Executive Vice President and Chief Operating Officer of the Company since April 1992 and had been Corporate Vice President of the Company and President, Worldwide Eye Marketing and Sales & Operations since January 1992. Prior thereto, Mr. Haugen was Corporate Vice President and President, Americas Region in 1991 and had been President of Allergan Optical and Senior Vice President of the Company from 1989 to 1991. Prior thereto he was Senior Vice President and President of Allergan Pharmaceuticals from 1988 to 1989 and was Senior Vice President, Planning and Business Development since 1987. Mr. Haugen first joined the Company in 1976. Mr. Haugen was elected to the Board in 1992 and is a member of the Board's Finance Committee.

     LESTER J. KAPLAN, PH.D., 44, has been Corporate Vice President, Research and Development of the Company since 1992. He had been Senior Vice President, Pharmaceutical Research and Development since 1991, Senior Vice President, Research and Development since 1989 and Vice President since 1988. Dr. Kaplan had served as Senior Director in Group Research and Development from 1986 to 1988 and as

Associate Director, Discovery Research from 1984 to 1986. Dr. Kaplan first joined the Company in 1983 and was elected to the Board in November 1994.

     LEONARD D. SCHAEFFER, 49, has been Chairman of the Board of Blue Cross of California, a health insurance organization, since 1989 and Chief Executive Officer since 1986. He has also been Chairman of the Board and Chief Executive Officer of WellPoint Health Networks, Inc., a for-profit managed health care company, since 1992. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration (HCFA) from 1978 to 1980. Mr. Schaeffer is Chairman of the Board of the National Health Foundation and the National Institute for Health Care Management. Mr. Schaeffer was elected to the Board in 1993 and is a member of the Board's Organization and Compensation Committee.

CLASS II -- TERM EXPIRES 1997:

     HERBERT W. BOYER, PH.D., 58, a founder of Genentech, Inc., a biotechnology company, has been a director of Genentech since 1976 and is a consultant to Genentech. He served as Vice President of Genentech from 1976 to 1991. Dr. Boyer, a Professor of Biochemistry at the University of California at San Francisco from 1976 to 1991, demonstrated the usefulness of recombinant DNA technology to produce medicines economically, which laid the groundwork for Genentech's development. In 1993, Dr. Boyer received the 1993 Helmut Horten Research Award. He also received the National Medal of Science from President Bush in 1990, the National Medal of Technology in 1989 and the Albert Lasker Basic Medical Research Award in 1980. He is an elected member of the National Academy of Sciences and a Fellow in the American Academy of Arts and Sciences. Dr. Boyer was elected to the Board in July 1994 and is a member of the Board's Audit Committee.

     TAMARA J. ERICKSON, 40, is a Senior Vice President and a Managing Director of Arthur D. Little, Inc., a management consulting company. From 1978 to 1991, Ms. Erickson held various positions at Arthur D. Little, Inc. including Vice President and Managing Director, Health Industries from 1985 to 1989, Vice President and Managing Director, Industry Management Section from 1989 to 1991, and Vice President and Managing Director, North America Management Consulting from 1991 to 1993. She directed the firm's global health care practice from 1983 to 1991. Ms. Erickson is co-author of "Third Generation R&D -- Managing the Link to Corporate Strategy," published in April 1991. She is a member of the Board of Trustees of Boston Ballet. Ms. Erickson was elected to the Board in 1992 and is a member of the Board's Nominating, and Organization and Compensation Committees.

     WILLIAM R. GRANT, 70, is Chairman of Galen Associates, Inc., a venture capital firm in the health care industry. From 1987 to 1989 he was Chairman of New York Life International Investment, Inc. From 1979 to 1987 he was Chairman of MacKay-Shields Financial Corporation, investment counselors. Mr. Grant is a director of Fluor Corporation, Witco Corporation, New York Life Insurance Co., Inc., SmithKline Beecham p.l.c., Seagull Energy Corporation, Datamedic Corp. and O.S.I. Corporation. He is a trustee of the Mary Cary Flagler Trust. Mr. Grant was elected to the Board in 1989 and is Chairman of the Board's Organization and Compensation, and Nominating Committees, and a member of the Audit Committee.

     LOUIS T. ROSSO, 61, has been Chief Executive Officer of Beckman Instruments, Inc., a manufacturer of laboratory instruments, since 1988 and Chairman of the Board since 1989. He also served as President from 1982 until 1993 and as Vice President of SmithKline Beckman Corporation from 1982 until 1989. He is a director of American Health Properties and of Harvey Mudd College. Mr. Rosso was elected to the Board in 1989 and is Chairman of the Board's Audit Committee and a member of the Nominating Committee.

     WILLIAM C. SHEPHERD, 56, has been President and Chief Executive Officer of the Company since 1992 and had been President and Chief Operating Officer from 1984 to 1991. Prior thereto, he was President of Allergan U.S., Senior Vice President, U.S. Operations and Vice President, Operations. Mr. Shepherd first joined the Company in 1966. He is a director of Ligand Pharmaceuticals Incorporated and serves on the Board of Directors of the Orange County Performing Arts Center. Mr. Shepherd has been a director of the Company since 1984 and is a member of the Board's Finance Committee.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings during 1994 and its standing committees also met from time to time to address issues within their respective jurisdictions. Average attendance by directors at regular and special Board and committee meetings was 85% and all directors attended 75% or more of the meetings of the Board and committees on which they served, except Dr. Boyer and Mr. Wendt who attended 40% and 73% of such meetings, respectively.

     Audit Committee -- The Audit Committee, which had four meetings in 1994, nominates the firm of independent auditors for appointment by the Board and meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work. It also meets with the Company's internal auditors and financial management to review the internal audit department's activities; to discuss the Company's accounting practices and procedures; to review the adequacy of the Company's accounting and control systems; and to report to the Board any considerations or recommendations the Audit Committee may have with respect to such matters. The Committee also reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit the books and records of the Company, the internal audit staff, the legal staff or management. In addition, the Committee monitors the Business Ethics Policy for the Company's employees, coordinates compliance and reviews and investigates noncompliance matters. None of the members of the Audit Committee are officers or employees of the Company or any of its subsidiaries.

     Finance Committee -- The Finance Committee, which had five meetings in 1994, reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board of Directors.

     Nominating Committee -- The Nominating Committee, which held three meetings in 1994, recommends qualified candidates for election as directors of the Company, including the slate of directors which the Board proposes for election by stockholders at the Annual Meeting.

     Organization And Compensation Committee -- The Organization and Compensation Committee, which had four meetings in 1994, reviews and approves corporate organizational structure; reviews performance of corporate officers; establishes overall employee compensation policies; and recommends to the Board of Directors major compensation programs. The Committee also reviews and approves compensation of directors and corporate officers, including salary and bonus awards, and administers the 1989 Incentive Compensation Plan. No member of the Organization and Compensation Committee is a member of management or eligible for compensation other than as a director. The report of the Committee begins on page 15.

STOCKHOLDER NOMINATIONS

     The Restated Certificate of Incorporation of the Company provides that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Allergan, Inc., 2525 Dupont Drive, Irvine, CA 92715. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

DIRECTOR COMPENSATION

     Of the Board's current 13 members, three are officers of the Company who do not receive additional compensation for Board or committee service. Except for the Chairman, the remaining directors receive an annual $20,000 retainer plus $1,300 for each Board meeting and $1,000 for each committee meeting attended by committee members and $1,500 for each committee meeting attended by the committee chair.

     Mr. Herbert, Chairman of the Board of the Company, retired effective March 31, 1994 as an executive officer and employee of the Company. Mr. Herbert continues to serve in the capacity of Chairman of the Board and provides ongoing advisory services to Allergan focusing on government affairs and industrial relations. For those advisory services and his services as Chairman, he receives an annual retainer of $150,000. He is also paid attendance fees as described above, will receive grants of restricted stock under the 1989 Nonemployee Director Stock Plan and is eligible to participate in the Deferred Directors Fee Program, both as described below.

     In 1991, the Company adopted a Deferred Directors Fee Program that permits directors to defer all or a portion of their retainers and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in Common Stock of the Company and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Ms. Erickson and Messrs. Evans, Grant, Greene, Kermes, McCraw, Rosso, Schaeffer and Wendt chose to defer all or a portion of their retainers and meeting fees for the period January 1, 1994 through December 31, 1994.

     In accordance with the Company's 1989 Nonemployee Director Stock Plan (the "Director Plan"), as amended by the stockholders in April 1994, each director who is not an employee of the Company receives grants of restricted stock upon (a) initial election to the Board of 500 shares per year for each year, including a partial year of the term to be served, to a maximum of three years and (b) reelection to the Board of 500 shares per year for each of the three years of the new term. If an individual ceases to serve as a director prior to full vesting of a restricted stock grant for reasons other than death or total disability those shares not then vested will be returned to the Company without payment of any consideration to the director. The Director Plan provides that the number of shares available for issuance under the Director Plan shall be adjusted in the event of certain changes in capitalization, such as stock splits and stock dividends.

OTHER MATTERS

     In June 1992, the Company entered into a joint venture with Ligand Pharmaceuticals Incorporated ("Ligand") for the research and development and commercial exploitation of pharmaceutical products based on retinoid technology. Each company agreed to contribute $15 million to the venture over three years. Allergan Pharmaceuticals (Ireland) Ltd., Inc. ("Alergan Ireland") also purchased, in conjunction with the formation of the joint venture and thereafter, an approximately 14.7% equity interest in Ligand for approximately $24 million, including the exercise of warrants in 1993. William C. Shepherd, President and CEO of the Company, became a director of Ligand shortly after the formation of the joint venture.

     Ligand and Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT"), a recently formed corporation which is intended to succeed to the operations of the joint venture, have filed a registration statement with the Securities and Exchange Commission ("SEC") relating to the funding of ALRT through a subscription offering to the stockholders of the Company and of Ligand (the "Subscription Offering"). ALRT will commence operations upon the completion of the Subscription Offering. Allergan Ireland has agreed to purchase $6 million of Ligand Common Stock upon the completion of the Subscription Offering at a price equal to the average closing price of Ligand Common Stock for the 20 trading days ending the trading day immediately preceding such completion. Mr. Shepherd is a director of ALRT. A registration statement relating to the Subscription Offering has been filed with the SEC but has not yet become effective. The securities to be offered in the Subscription Offering may not be sold nor may offers related to them be accepted prior to the time such registration statement becomes effective. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that Jacqueline J. Schiavo, an executive officer, filed her Form 3 upon becoming an executive officer in a timely manner but inadvertently omitted to report options to purchase 1,544 shares and Diethart Reichardt, an executive officer, filed his Form 3 upon becoming an executive officer in a timely manner but inadvertently reported ownership of certain shares twice. They subsequently corrected their prior reports.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth information as of January 31, 1995 regarding the beneficial ownership of the Common Stock of the Company by each nominee, present directors of the Company, each of the executive officers named in the Summary Compensation Table and all of the directors and executive officers of the Company as a group. Except as described in footnotes 5 and 6 below, no officer or director of the Company owns beneficially 1% or more of the common stock outstanding.

                                                    SHARES OF        RIGHTS TO
                                                   COMMON STOCK       ACQUIRE
                                                   BENEFICIALLY      BENEFICIAL
                  BENEFICIAL OWNER                 OWNED(1)(2)      OWNERSHIP(3)       TOTAL
                  ----------------                 ------------     ------------     ---------
    CLASS III DIRECTOR NOMINEES:
    Handel E. Evans..............................       4,409               --           4,409
    Gavin S. Herbert.............................     429,125(4)       314,892         744,017(5)
    Leslie G. McCraw.............................       2,456               --           2,456
    Henry Wendt..................................      51,603               --          51,603
    CLASS I DIRECTORS:
    Howard E. Greene, Jr.........................       2,560               --           2,560
    Richard M. Haugen............................      41,086           98,273         139,359
    Lester J. Kaplan, Ph.D.......................      14,709           52,832          67,541
    Leonard D. Schaeffer.........................       1,000               --           1,000
    CLASS II DIRECTORS:
    Herbert W. Boyer, Ph.D.......................       1,500               --           1,500
    Tamara J. Erickson...........................       2,140               --           2,140
    William R. Grant.............................      15,811               --          15,811
    Louis T. Rosso...............................      46,258               --          46,258
    William C. Shepherd..........................      92,784          194,496         287,280
    OTHER NAMED EXECUTIVE OFFICERS
    Vicente Anido, Jr., Ph.D.....................       2,482            6,000           8,482
    Michael J. Donohoe...........................       8,155           51,509          59,664
    All current directors and executive officers
      (21 persons, including those named
         above)..................................     777,764          922,124       1,699,888(6)

- ---------------

(1) In addition to shares held in the individual's sole name, this column includes shares held by the spouse and other members of the named person's immediate household who share that household with the named person, and shares held in family trusts. This column also includes shares held in trust for the benefit of the named party or group in the Company's Savings and Investment Plan and the Employee Stock Ownership Plan as of December 31, 1994.

(2) In addition to the foregoing beneficial ownership amounts, the Directors listed below elected to defer all or a portion of their annual retainer and meeting fees, with such deferred amounts treated as having been invested in Common Stock of the Company. As of January 31, 1995, such amounts constitute the economic equivalent of the following numbers of shares of Common stock:

                                                                 ECONOMIC EQUIVALENT
                                                                  NUMBER OF SHARES
                                                                 -------------------
            Tamara J. Erickson...................................        1,939
            Handel E. Evans......................................        6,093
            William R. Grant.....................................        6,366
            Howard E. Greene, Jr.................................        3,090
            Leslie G. McCraw.....................................        5,159
            Louis T. Rosso.......................................        3,387
            Leonard D. Schaeffer.................................        1,753
            Henry Wendt..........................................        5,779

(3) Shares which the party or group has the right to acquire within 60 days after January 31, 1995 upon the exercise of stock options.

(4) Includes 122,140 shares held in two trusts for which Mr. Herbert serves as co-trustee and in which he or his sister has a beneficial interest.

(5) Represents 1.2% of the shares outstanding as of January 31, 1995.

(6) Represents 2.7% of the shares outstanding as of January 31, 1995.

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.

                                                                SHARES
                         NAME AND ADDRESS OF                 BENEFICIALLY        PERCENT
                          BENEFICIAL OWNERS                      OWNED           OF CLASS
                         -------------------                  -----------        --------
        Certain Fidelity funds...............................  8,602,077(1)         13.5%
          82 Devonshire Street
          Boston, MA 02109-3614
        INVESCO plc and
          INVESCO Capital Management, Inc....................  4,611,200(2)          7.2%
          11 Devonshire Square
          London EC2M 47R
          England
        State Farm Mutual....................................  4,543,900(3)          7.1%
          Automobile Insurance Company
          One State Farm Plaza
          Bloomington, Illinois 61710
        Brinson Partners, Inc................................  4,035,245(4)          6.3%
          209 South LaSalle Street
          Chicago, Illinois 60604
        Mellon Bank Corporation..............................  3,607,445(5)          5.7%
          One Mellon Bank Center
          Pittsburgh, PA 15258-0001

- ---------------

(1) Based on a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission by FMR Corp. on behalf of itself and related entities.

(2) Based on a Schedule 13G, dated February 10, 1995, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(3) Based on a Schedule 13G, dated January 28, 1995, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(4) Based on a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(5) Based on a Schedule 13G, dated January 19, 1995, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities. Includes shares held as trustee for certain of the Company's employee benefit plans.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the compensation for the Company's Chief Executive Officer and the four most highly paid executive officers other than the CEO for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                      COMPENSATION AWARDS
                                                                      --------------------
                                            ANNUAL COMPENSATION       RESTRICTED
            NAME AND                     --------------------------    STOCK                  ALL OTHER
           PRINCIPAL                      SALARY    BONUS    OTHER    AWARD(S)               COMPENSATION
            POSITION               YEAR   ($)(1)    ($)(2)    ($)      ($)(3)   OPTIONS(#)      ($)(4)
           ---------               ----  --------  --------  ------   --------  ----------   ------------
William C. Shepherd,               1994   546,010   420,000                       61,000        23,609
President and CEO                  1993   494,348   320,000                       61,000        23,235
                                   1992   416,004   340,000            245,000    61,000        25,182
Richard M. Haugen,                 1994   389,930   274,000                       34,300        20,496
Executive Vice                     1993   351,796   200,000                       34,300        15,905
President and COO                  1992   289,680   224,000                       36,500        21,166
Vicente Anido, Jr., Ph.D.,         1994   233,000   148,000                       24,000        11,573
Corporate Vice President           1993   116,767                       47,500    24,000         3,920
and President, Americas Region
Lester J. Kaplan, Ph.D.,           1994   235,608   136,000                       16,000        13,236
Corporate Vice                     1993   219,625   106,900                       16,000        17,576
President, R&D                     1992   203,300   115,000            108,750    13,300        12,892
Michael J. Donohoe,                1994   235,407   136,000    (5)                24,000         8,644
Corporate Vice President and       1993   218,938   106,800    (5)                24,000        13,463
President, Europe Region           1992   202,750   126,880    (5)                24,800        16,239

- ---------------

(1) The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) The amounts shown represent bonus performance awards which were paid in February of the following year under the Company's Management Bonus Plan for services rendered during the fiscal year covered.

(3) All shares of restricted stock vest, in whole, in three years or more and receive non-preferential dividends. The amounts shown in the table represent the value of the restricted stock awards on the date of grant. The following number of restricted shares (and the value based on the closing price of the stock on December 31, 1994) were held by each of the named executives as of December 31, 1994: Mr. Shepherd, 10,000 ($282,500); Mr. Anido, 2,000
    ($56,500); and Dr. Kaplan, 5,000 ($141,250). Restrictions on Mr. Shepherd's shares lapsed in January 1995.

(4) The total amounts shown in this column for the 1994 fiscal year consist of contributions to the Allergan, Inc. Savings and Investment Plan ("SIP"), the Allergan, Inc. Employee Stock Ownership Plan

    ("ESOP"), the cost of term life insurance and term executive post-retirement life insurance premiums ("Ins") and payment in lieu of vacation ("Vac"), as follows:

                                                   SIP        ESOP       INS        VAC
                                                  ------     ------     ------     ------
        Mr. Shepherd............................  $4,832     $3,334     $15,443    $   --
        Mr. Haugen..............................   6,756      3,334      2,850      7,556
        Dr. Anido...............................   1,957      3,334      1,780      4,502
        Dr. Kaplan..............................   3,750      3,334      1,596      4,556
        Mr. Donohoe.............................   3,760      3,334      1,550         --

        In addition, Dr. Anido received $92,594 and $37,511 in 1993 and 1994, respectively, in connection with his relocation to California to join the Company.

(5) Mr. Donohoe temporarily relocated to the United Kingdom in February 1992 in connection with his election as President, Europe Region. As a U.S.-based employee assigned abroad, Mr. Donohoe is entitled to certain payments that are made available generally to employees as part of the assignment. These amounts, which typically are associated with the expenses of maintaining two households, home visits, tax equalization and additional education costs for such employees' children, have not been included in this table.

STOCK OPTIONS

     The following table shows information regarding stock options granted to the named executive officers during 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    NUMBER OF      % OF TOTAL
                                    SECURITIES      OPTIONS
                                    UNDERLYING     GRANTED TO
                                     OPTIONS       EMPLOYEES      EXERCISE OR                  GRANT DATE
                                     GRANTED       IN FISCAL      BASE PRICE      EXPIRATION    PRESENT
               NAME                   (#)(1)          1994         PER SHARE         DATE     VALUE ($)(2)
               ----                 ----------     ----------     -----------     --------    ------------
William C. Shepherd...............    61,000          7.8%          $ 21.06        4/19/04      $484,340
Richard M. Haugen.................    34,300          4.4%          $ 21.06        4/19/04       272,342
Vicente Anido, Jr., Ph.D..........    24,000          3.1%          $ 21.06        4/19/04       190,560
Lester J. Kaplan, Ph.D............    16,000          2.1%          $ 21.06        4/19/04       127,040
Michael J. Donohoe................    24,000          3.1%          $ 21.06        4/19/04       190,560

- ---------------

(1) All options disclosed above were granted pursuant to the 1989 Incentive Compensation Plan (the "Incentive Plan") on April 19, 1994 and become exercisable 25% per year beginning April 19, 1995 The exercise price and the tax withholding obligations related to exercise may be paid by delivery of already-owned shares. The Incentive Plan grants broad discretion to change material terms, including the acceleration of vesting upon a "Change in Control." See "Change in Control Arrangements" on page 14.

(2) Based on the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. With respect to the 1994 option grants, the following assumptions were used in the Black-Scholes model: market price of stock, $21.06; exercise price of option, $21.06; stock volatility, .222 (based on two-year volatility and dividend yield); annualized risk-free interest rate, 7.30%; option term, 10 years; dividend yield, 1.69; risk of termination per year of vesting, 3%.

OPTION EXERCISES AND HOLDINGS

     The following table shows stock option exercises by the named executive officers during 1994, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF               VALUE OF UNEXERCISED
                                SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               ACQUIRED      VALUE          AT 12/31/94(#)(1)            AT 12/31/94 ($)(2)
                              ON EXERCISE   REALIZED   ---------------------------   ---------------------------
            NAME                   #          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
William C. Shepherd.........     23,536     $250,658     194,496        147,750       $1,466,226      $927,098
Richard M. Haugen...........      1,471       14,931      98,273         85,525          743,775       536,864
Vicente Anido, Jr., Ph.D....         --           --       6,000         42,000           25,680       249,600
Lester J. Kaplan, Ph.D......         --           --      52,832         38,150          403,870       239,060
Michael J. Donohoe..........         --           --      51,509         59,650          340,039       374,353

- ---------------

(1) In accordance with the agreement entered into between the Company and SKB governing the Spinoff Distribution, each employee or former employee of the Company who as of the date of the Spinoff Distribution held an SKB stock option was granted a nonqualified stock option under the Incentive Plan in substitution of the SKB option. The exercise prices of the Company options were set by the Company's Incentive Compensation Plan Committee, then in existence, in a manner designed to preserve the gain in the SKB option at the time of substitution. The numbers shown include the value of options accumulated, and not yet exercised, over a ten-year period, including the period when the Company was a subsidiary of SKB.

(2) Based on the closing price of $28.25 on the New York Stock Exchange of the Company's Common Stock.

DEFINED BENEFIT PENSION PLANS

     The Company has established a defined benefit retirement plan as a successor to the pension benefit obligations of the retirement plan of its former parent company, SmithKline Beckman Corporation ("SKB") with respect to Allergan employees. Allergan became an independent, publicly-held company as a result of a spinoff distribution by SKB in 1989 (the "Spinoff Distribution"). The Allergan plan, into which certain assets of the SKB plan were transferred in conjunction with the Spinoff Distribution, provides pension benefits to employees, including officers, based upon the average of the highest 60 consecutive months of eligible earnings ("Final Average Pay") and years of service integrated with covered compensation as defined by the Social Security Administration.

     Allergan has also established two supplemental retirement plans ("SRP") for employees, including officers. These plans pay benefits directly to a participant to the extent benefits under the Pension Plan are limited by certain Internal Revenue Code provisions.

     The following table illustrates the annual combined retirement benefits payable under the retirement plans based on an age 62 retirement. If an employee elects a benefit for his or her surviving spouse, the retirement benefit for the employee is reduced to reflect this additional coverage.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                  --------------------------------------------------------------------
FINAL AVERAGE PAY                    15        20        25        30        35        40        45
- -----------------                 --------  --------  --------  --------  --------  --------  --------
$200,000........................    49,600    66,100    82,700    99,200   115,700   120,700   125,700
$250,000........................    62,600    83,400   104,300   125,100   146,000   152,200   158,500
$300,000........................    75,500   100,700   125,900   151,100   176,300   183,800   191,300
$350,000........................    88,500   118,000   147,500   177,000   206,500   215,300   224,000
$400,000........................   101,500   135,300   169,200   203,000   236,800   246,800   256,800
$500,000........................   127,400   169,900   212,400   254,900   297,400   309,900   322,400
$600,000........................   153,400   204,500   255,700   306,800   357,900   372,900   387,900
$700,000........................   179,300   239,100   298,900   358,700   418,500   436,000   453,500
$800,000........................   205,300   273,700   342,200   410,600   479,000   499,000   519,000
$900,000........................   231,200   308,300   385,400   462,500   539,600   562,100   584,600

     Eligible earnings include basic salary and bonuses earned during the year. Unreduced benefits are payable at age 62, but employees may continue employment beyond then and earn additional retirement benefits. Credited years of service at normal retirement for the individuals named in the compensation table would be as follows: Mr. Shepherd, 34 years; Mr. Haugen, 35 years; Dr. Anido, 21 years; Dr. Kaplan, 29 years; and Mr. Donohoe, 18 years.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with each of its executive officers and certain other officers which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his or her employment, the executive is entitled to a severance payment equal to one, two or three (depending on the executive in question) times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive under the Company's Management Bonus Plan. In addition, the executive is entitled to the continuation of all employment benefits for a one-, two- or three-year period (depending on the executive in question), the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law. The multiple of salary and bonus (as calculated above) and the number of years of continued coverage of other benefits are as follows: Messrs. Shepherd and Haugen -- three years; Messrs. Anido, Kaplan and Donohoe, and the other six executive officers -- two years; other covered officers (21 persons) -- one year.

     In addition, the Company's SRP, Incentive Plan, Savings and Investment Plan, Employee Stock Ownership Plan and Nonemployee Director Stock Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of the Company. For such purposes a change in control is deemed to occur upon the acquisition by any person of 50% or more of the combined voting power of the Company's then outstanding voting securities, a change in composition of a majority of the Board of Directors unless approved by incumbent directors, and certain other acquisition related events.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

     As members of the Organization and Compensation Committee, it is our duty, pursuant to our charter to: administer the Company's Management Bonus Plan and the 1989 Incentive Compensation Plan, review and adjust base compensation levels, evaluate performance, and consider and approve management succession for corporate officers.

     Allergan's executive compensation programs are designed to attract, motivate, and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs support the goal of increasing shareholder value of the Company by achieving specific financial and strategic objectives.

     Allergan's executive compensation programs are designed to provide:

     - levels of base compensation that are competitive with comparable pharmaceutical and diversified health care companies;

     - annual incentive compensation that varies in a consistent and predictable manner with achievement of the financial performance objectives of the Company; and

     - long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

     Base salary, as well as bonus, is targeted at the 50th percentile level, consistent with comparable pharmaceutical and diversified health care companies. The Company's Compensation Department, in an effort to obtain a broad base of data, participates in a number of salary surveys and obtains commercially available surveys. In conducting its analysis, the Company attempts, when data is available, to include data from companies included in the S&P Health Care (Diversified) Index and other S&P Health Care indices, as well as from companies subjectively considered comparable based on such factors as size, product lines, employment levels and market capitalization. For 1994, the executive salary structure adjustment and merit increase guidelines were based on commercially available surveys from the pharmaceutical and health care industries. Allergan's salary increase program is designed to reward individual performance consistent with the Company's overall financial performance in the context of competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT BONUS PLAN

     The Management Bonus Plan is designed to reward management-level employees for their contributions to corporate and individual objectives. Each eligible employee's award is expressed as a percentage of the participant's December 31, 1994 base salary. Bonus targets begin at 10% for managers and range from 30% to 60% for executive officers, it being the Committee's compensation philosophy that increasing portions of compensation should be "at risk" for those employees with greater influence on shareholder value. Individual performance is measured against objectives that reflect what executives must do in order for Allergan to meet its short- and long-term business goals. A participant's individual bonus target award may be modified from 0% to 150%. In general, each eligible employee sets for himself or herself a number of objectives for the coming year and then submits a self-assessment of performance against these objectives as a part of the year-end compensation review process. The individual objectives vary considerably in detail and subject matter. Examples of objectives identified by executive officers for 1994 include identifying and pursuing new business opportunities, making important progress toward obtaining "ISO 9000" certification (a quality assurance program), introduction of new products into designated markets, and filling key vacancies in management. This information (or summaries thereof) is generally considered by the Committee in a subjective evaluation of overall performance of the executive officers for purposes of determining the actual bonus.

     Organizational objectives are measured in terms related to Allergan's increase in shareholder value: cash flow return on investment (CFROI), sales growth over the prior year, and operating margin objectives. The Committee believes that these measures are primary determinants with the highest historical correlation with share price. Targets based on organizational objectives are established as part of the annual operating plan process which includes a review of peer group company performance.

     The bonus target is set at 100% when 100% of operating plan objectives for CFROI, sales growth, and operating margin are achieved. The bonus award guideline is highly leveraged with the possible percentage ranging from 0% to 200%, and is linked to company performance against the three measures. For 1994, the Company's bonus award guideline percentage was 115%, with results in CFROI and sales growth exceeding planned levels and operating margin below the planned level.

     The following illustrates the bonus determination process:

                             Employee's     Organizational      Individual      Individual
                                Bonus          Objective        Performance        Bonus
                               Target         Achievement       Achievement     Percentage
                                           X                X               =

    e.g.                        25%              115%              110%            31.6%

     For bonus year 1994, the Committee approved a total bonus fund of approximately $10 million for approximately 450 participating employees.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

     Total cash compensation is set competitively at the 50th percentile, as described in the section titled Base Salary above, when annual operating plans and targets are achieved. Top-quartile cash compensation can be attained only if business results significantly exceed the operating plan.

INCENTIVE COMPENSATION PLAN

     The 1989 Incentive Compensation Plan (the "Incentive Plan") authorizes the granting of various stock-based incentive awards to officers and key employees of the Company and its subsidiaries. The plan has been designed to:

     - link management's financial success to that of the shareholders via broad-based participation of Allergan management employees (approximately 400 managers received grants in 1994);

     - focus attention on building shareholder value through meeting longer-term financial and strategic goals;

     - balance long-term with short-term decision making; and

     - encourage and create ownership and retention of the Company's stock.

COMMITTEE ACTIVITIES

     In 1994, the Committee had four formal meetings as well as many interim discussions. The following summarizes the Committee's major activities:

     - Approved the 1994 Executive Salary Plans. These plans set the salary grades, ranges, and target bonus percentages based on competitive information from comparable pharmaceutical and diversified health care companies.

     - Reviewed and determined 1994 salary increases for each corporate officer based on their performance.

     - Determined 1993 management bonus awards for corporate officers based on assessment of their performance against objectives. Approved the 1994 Management Bonus Plan's corporate financial objectives.

     - Reviewed and recommended 1994 stock awards for executive officers as well as for approximately 400 other participants.

     - Recommended the election of 1994 corporate officers and the designation of executive officers covered under section 16 of the Securities Exchange Act of 1934.

     - Reviewed executive stock ownership guidelines. The President and CEO is expected to hold three times his salary in Company stock; the guideline for the Executive Vice President and COO is two times his salary; and the guideline for corporate vice presidents is one time salary.

     - Approved an Executive Deferred Compensation Plan.

     - Reviewed Pension Plan, Employee Stock Ownership Plan and Savings and Investment Plan funding levels.

     - Reviewed management development and succession planning efforts.

     The Company, with the approval of the Committee, has retained the services of Towers Perrin, a Human Resources consulting firm, since 1989 to provide advice and review the reasonableness of compensation paid to executive officers of the Company. As part of its services, Towers Perrin reviewed and, as appropriate, provided recommendations with respect to the 1994 Executive Salary Plan and Stock Award Guidelines.

SALARY INCREASES

     The CEO received an increase of 10.9% effective February 1, 1995, reflecting the Committee's assessment of Mr. Shepherd's 1994 performance when evaluated against the objectives established for the year. Of particular noteworthiness were his outstanding accomplishments including the completion of three acquisitions, development of a strategic plan identifying ten critical success factors, financial results, "ISO 9000" certification (a quality assurance program) in most sites and movement of the Company to increasingly competitive levels in a number of areas. The Committee, in setting Mr. Shepherd's increase, also took into consideration the fact that Mr. Shepherd's salary is below the midpoint for his salary grade, owing in large measure to the relatively short time he has served as CEO. During 1994, Mr. Shepherd's base salary was 91% of the targeted level for his salary grade.

     The other named executive officers received an average increase of 8.5% effective February 1, 1995 to reflect performance that was generally above average, thus enabling the Company to achieve excellent results considering market conditions. During 1994, salaries for the other named executive officers averaged 85% of the targeted levels for their salary grades.

MANAGEMENT BONUS PLAN AWARDS

     At the January 1995 meeting, the Committee approved bonus awards for executive officers. All of these awards were within the terms of the Management Bonus Plan.

     The CEO received a Management Bonus Plan award of $420,000, based on the Committee's assessment of Mr. Shepherd's performance and Allergan's 1994 corporate financial results. For purposes of compensation decisions, the Company's performance is measured under the Management Bonus Plan against goals established prior to the start of the fiscal year.

     In the case of Mr. Shepherd, the Committee was influenced by the same business factors discussed in connection with his salary increase. In the case of each of the other named executives, the Committee was influenced by the achievements that enabled their respective business units to reach their financial and strategic goals.

LONG-TERM INCENTIVE GRANTS

     At the April 1994 meeting, the Committee considered long-term incentive grants for each of the executive officers of the Company. The guidelines for each grade level are set periodically based upon a comparison of Allergan to survey data for over 200 companies prepared and analyzed by Towers Perrin in order to approximate the 75th percentile level compensation if the Company is successful and that success results in increased stock prices. Although information with respect to previous grants is considered by the Committee, awards made in 1994 to executive officers were not affected in any significant way by awards made in previous years.

     The CEO received 61,000 non-qualified stock options, which was equal to the guideline amount previously set for the position. The Committee was influenced by, among other things, the Company's performance and Mr. Shepherd's leadership.

     In the case of each of the other named executives, the stock award was within the Company's guideline and reflects the assessment of individual performance as well as the performance of the Company as discussed in the previous paragraph. In determining the specific award to the CEO and each of the other named executives, the Committee considers a mix of individual and corporate performance achievements, without attributing relative weights to the various factors considered.

                                          Organization and Compensation
                                          Committee,

                                          Mr. William R. Grant, Chairman
                                          Ms. Tamara J. Erickson
                                          Mr. Handel E. Evans
                                          Mr. Leslie G. McCraw
                                          Mr. Leonard D. Schaeffer

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. There are no compensation committee interlocks between the Company and other entities involving Allergan executive officers and Allergan Board members who serve as executive officers of such other entities.

     Walsh International Inc. and Pharmaceutical Marketing Services Inc., of which Handel E. Evans, a director of the Company and a member of the Organization and Compensation Committee, is the Chairman, provided pharmaceutical marketing research data during 1994 for which the Company paid approximately $271,000.

     Blue Cross of California, of which Leonard D. Schaeffer, a director of the Company and a member of the Organization and Compensation Committee, is the Executive Chairman, provided administrative services for certain of the Company's health plans during 1994 for which the Company paid approximately $320,000.

     Effective as of October 31, 1992, the Company sold its contract lens business in North and South America to a privately-held company, O.S.I. Corporation ("OSI"), in a transaction in which the Company received a combination of secured and subordinated debt of OSI, a minority equity position in OSI and cash. In addition, OSI and the Company entered into certain licensing and product manufacturing arrangements pursuant to which OSI pays the Company certain royalties and product manufacturing fees. The terms of the sale and licensing and manufacturing arrangements were determined by arms' length negotiations between the Company and the controlling shareholder of OSI. OSI received a portion of its funding in connection with the transaction from two venture capital funds, Galen Partners, L.P. and Galen International Partners, L.P. (collectively, the "Galen Funds"). The Galen Funds hold approximately 21% of the outstanding capital stock of OSI (assuming full exercise and conversion of all options, warrants and convertible securities). William R. Grant, a director of the Company and chairman of the Organization and Compensation Committee, is a general partner of the firm which manages the Galen Funds. Mr. Grant did not participate in the deliberations of the Company's Board of Directors concerning the OSI transaction and abstained from voting on the matter when it was approved by the Company's Board of Directors. During 1994, the Company received from OSI approximately $1,932,000 in interest payments with respect to the transaction debt, approximately $275,000 in product manufacturing fees, and approximately $1,000,000 in royalty fees. In addition, at the request of OSI, during 1994 the Company exercised warrants to acquire 318,432 shares of common stock of OSI, which warrants were acquired in connection with the OSI transaction, for an aggregate exercise price of $3,184.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the S&P Health Care (Diversified) Index for the period beginning December 31, 1989 and ending December 31, 1994. The graph assumes that all dividends have been reinvested.

                                   [GRAPH]

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the stockholders' meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Independent public accountants for the fiscal year ending December 31, 1995 will be selected by the Board of Directors after a review and recommendation to the Board by the Audit Committee.

                                 ANNUAL REPORT

     The Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 1994, accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1996 proxy solicitation materials must, in addition to other applicable requirements, set forth such proposal in writing and send the proposal to the Secretary of the Company so that it is received on or before November 16, 1995.

                                 OTHER BUSINESS
PRESENTED BY MANAGEMENT

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

PRESENTED BY STOCKHOLDERS

     Pursuant to the Company's Restated Certificate of Incorporation only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 30 days nor more than 60 days prior to the meeting. If less than 40 days' notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by the Secretary not later than ten days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any material interest of the stockholder in such business.

                                    By Order of the Board of Directors

                                        /s/ FRANCIS R. TUNNEY, JR.
                                    -------------------------------------
                                            Francis R. Tunney, Jr.
                                                  Secretary


March 23, 1995
Irvine, California

PROXY


                               [ALLERGAN LOGO]

      CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING APRIL 25, 1995

The undersigned hereby constitutes and appoints Gavin S. Herbert, Francis R. Tunney, Jr. and Richard M. Haugen, and each of them, his true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of ALLERGAN, INC. to be held at its corporate headquarters, 2525 Dupont Drive, Irvine, CA on Tuesday, April 25, 1995, and at any adjournments thereof, on all matters coming before the meeting.

         Election of Directors, Nominees:

         Handel E. Evans, Gavin S. Herbert, Leslie G. McCraw, Henry Wendt

If this Proxy relates to shares held for the undersigned in the Allergan, Inc. Employee Stock Ownership Plan, the Allergan, Inc. Savings and Investment Plan and the Allergan, Inc. Puerto Rico Savings and Investment Plan, then, when properly executed, it shall constitute instructions to the plan trustees to vote in the manner directed herein.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              SEE REVERSE
                                                                 SIDE

[X]   Please mark your votes
      as in this example.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of Directors.


The Board of Directors recommends a vote FOR election of Directors.

    1. Election of             FOR        WITHHELD
       Directors.              [ ]          [ ]
       (see reverse)

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

                           Please check the box if you plan to    [ ]
                           attend the Annual Meeting.

                           Please check the box if you wish       [ ]
                           to have your vote disclosed to the
                           Company. The Company's Confidential
                           Voting Policy is described in the
                           Proxy Statement accompanying this
                           Proxy.

                                  NOTE: Please sign as name appears hereon.
                                  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  SIGNATURE(S)                       DATE